UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2024

NORWOOD FINANCIAL CORP

(Exact name of registrant as specified in its charter)

Pennsylvania	0-28364	23-2828306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Main Street, Honesdale, Pennsylvania	18431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (570) 253-1455

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	NWFL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

NORWOOD FINANCIAL CORP

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Deferred Compensation Plans. On June 18, 2024, Norwood Financial Corp (the “Company”) and its wholly-owned subsidiary, Wayne Bank (the “Bank”), approved an Executive Elective Deferral Plan (the “Executive Plan”) which permits a select group of its management and highly compensated employees to participate in a non-qualified deferred compensation plan. The Executive Plan enables participants to voluntarily defer a portion of the receipt of their base salary and cash bonus payments to be earned in the future. The election to defer future salary amounts payable in 2024 must be made in writing within 30 days of notification of a participant’s eligibility to participate in the Executive Plan. The election to defer future salary amounts or bonus amounts payable in 2025 or future years must be made in writing prior to the beginning of the respective calendar year of deferrals. The Executive Plan will conform to the requirements of Internal Revenue Code Section 409A and related regulations regarding non-qualified deferred compensation arrangements and limits changes in the time and form of payment of benefits under the Executive Plan once these elections are made by a participant upon his or her election to participate in the Executive Plan for a specific calendar year. Amounts deferred by the participant will be credited with annualized interest earnings equal to the Wall Street Journal prime rate plus 200 basis points determined on the last business day of the immediately preceding the plan year, with a maximum earnings rate of 9% and a minimum earnings rate of 2%. Such earnings rate will be retroactively reduced to 2% annualized in the event that the participant violates the non-compete and non-solicitation restrictions under the Executive Plan. The amounts payable to Executive Plan participants will be an unsecured liability of the Bank.

The foregoing summary of the Executive Plan is qualified in its entirety by reference to the Executive Plan which is filed herewith as Exhibit 10.1 to this Report and is incorporated herein by reference.

On June 18, 2024, the Company and the Bank also approved a Director Deferred Fee Plan (the “Director Plan”) which permits directors of the Company and the Bank who are not employees to participate in a non-qualified deferred compensation plan. The Director Plan enables participants to voluntarily defer a portion of the receipt of their cash compensation to be received as fees as a board retainer, for board meetings and committee meetings to be earned in the future. The election to defer future fees payable in 2024 must be made in writing within 30 days of notification of eligibility to participate in the Director Plan. The election to defer future fees payable in 2025 or future years must be made in writing prior to the beginning of the respective calendar year of deferrals. The Director Plan will conform to the requirements of Internal Revenue Code Section 409A and related regulations regarding non-qualified deferred compensation arrangements and limits changes in the time and form of payment of benefits under the Director Plan once these elections are made by a participant upon his or her election to participate in the plan for a specific calendar year. Amounts deferred by the participant will be credited with annualized interest earnings equal to the Wall Street Journal prime rate plus 200 basis points, determined on the last business day of the immediately preceding Plan Year, with a maximum earnings rate of 9% and a minimum earnings rate of 2%. Such earnings rate will be retroactively reduced to 2% annualized in the event that the participant violates the non-compete and non-solicitation restrictions under the Director Plan. The amounts payable to Director Plan participants will be an unsecured liability of the Company and the Bank.

The foregoing summary of the Director Plan is qualified in its entirety by reference to the Director Plan which is filed herewith as Exhibit 10.2 to this Report and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Number	Description

10.1	Executive Elective Deferral Plan.

10.2	Director Deferred Fee Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORWOOD FINANCIAL CORP

Date: June 21, 2024	By:	/s/ James O. Donnelly
James O. Donnelly
President and Chief Executive Officer (Duly Authorized Representative)